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                                                                    Exhibit 1.01


                                  13,200,207 Shares

                          TRAVELERS PROPERTY CASUALTY CORP.

                                 Class A Common Stock

                             FORM OF UNDERWRITING AGREEMENT
                             ------------------------------

                                                               ___________, 1997
SMITH BARNEY INC.
  388 Greenwich Street
  New York, New York 10013

J.P. MORGAN SECURITIES INC.
  60 Wall Street
  New York, New York 10260

    As Representatives of the Several Underwriters

Ladies and Gentlemen:

         The entities named in Schedule I hereto as selling stockholders (the "Selling Stockholders") propose to sell an aggregate of 13,200,207 shares (the "Firm Shares") of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), of Travelers Property Casualty Corp., a Delaware corporation (the "Company"), to the several Underwriters named in Schedule II hereto (the "Underwriters") for whom Smith Barney Inc. and J.P. Morgan Securities Inc. are acting as representatives (the "Representatives"). The Selling Stockholders also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,000,000 shares (the "Additional Shares") of Class A Common Stock of the Company. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Class A Common Stock, including the Shares, and the Company's Class B Common Stock, $0.01 par value per share, are hereinafter referred to collectively as the "Common Stock." The Company is a majority-owned subsidiary of The Travelers Insurance Group Inc. ("TIGI"), which in turn is an indirect wholly owned subsidiary of Travelers Group Inc. ("Travelers Group").

         The Company and the Selling Stockholders wish to confirm as follows their agreements with you and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Shares by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-38733) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the

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execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement. The term "Prospectus" as used in this Agreement means the Prospectus in the form included in the Registration Statement, or, if the Prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the Prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the Prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the Prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such Prospectus shall have been amended from time to time prior to the date of this Prospectus. Any reference herein to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which are deemed to be incorporated by reference pursuant to Form S-3 under the Act. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus or any amendment or supplement thereto.

         2. AGREEMENTS TO SELL AND PURCHASE. Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, severally and not jointly, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at a purchase price of $______ per share, that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders.

         The Selling Stockholders also agree, severally and not jointly, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from

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the Selling Stockholders, at the purchase price per share, pursuant to an option (the "over-allotment option"), which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 1,000,000 Additional Shares. The maximum number of Additional Shares which each Selling Stockholder agrees to sell upon the exercise by the Underwriters of the over-allotment option is set forth opposite their respective names in
Schedule I hereto. If at any time the Underwriters exercise the over-allotment option with respect to less than 1,000,000 of the Additional Shares, the Underwriters shall purchase from each Selling Stockholder that number of Additional Shares which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Selling Stockholder in
Schedule I hereto bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder that number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders.

         3. TERMS OF THE PUBLIC OFFERING. The Company and the Selling Stockholders have been advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, New York City time, on _________, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Selling Stockholders.


         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Selling Stockholders of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Selling Stockholders.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

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         5.   AGREEMENTS OF THE COMPANY.  The Company agrees with the several
Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto (or any Additional Registration Statement) to be declared or to become effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge, copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto and Incorporated Documents, in such quantities as you may reasonably request.

         (d) The Company will not (i) file any amendment to the Registration Statement or any Additional Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or
(ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which

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the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with the Act, the Exchange Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or Incorporated Document and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

         (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) During the period of three years hereafter, the Company will furnish to you, upon your request, a copy of each report of the Company mailed to stockholders and a copy of each Annual Report on Form 10-K, each quarterly report on Form 10-Q and each current report on Form 8-K filed by the Company with the Commission under the Exchange Act.

         (j) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

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         (k)  The Company will not (and will not announce or otherwise disclose any intention to) sell, contract to offer, sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectus or until March 15, 1998, whichever is later (but in no event later than 120 days after the date of the Prospectus), without the prior written consent of the Representatives, except
(i) as provided in this Agreement and (ii) pursuant to benefit plans for employees, directors or property and casualty insurance agents of the Company and its subsidiaries.

         (l) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by TIGI and by certain of the Company's current executive officers and directors.

         (m) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees, severally and not jointly, with the several Underwriters as follows:

         (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement, any Additional Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

         (b) Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of any Shares that are sold by such Selling Stockholder to the Underwriters.

         (c) Such Selling Stockholder will do or perform all things required to be done or performed by it prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares by such Selling Stockholder pursuant to this Agreement.

         (d) Except as stated in this Agreement or in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (e) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information relating to such Selling Stockholder that suggests that any statement relating to such Selling Stockholder made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein relating to such Selling Stockholder not misleading in any material respect.

         (f) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver

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to you prior to or on the Closing Date a properly completed and executed
United States Treasury Department Form W-9 if required by Treasury Department regulations (or any other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (g) Such Selling Stockholder has furnished or will furnish to you a "lock-up" letter, in form and substance satisfactory to you.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter and to each of the Selling Stockholders that:

         (a) The Prepricing Prospectus dated October 24, 1997 complied in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

         (b)  The Company meets the requirements of Form S-3 under the Act.
The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Additional Registration Statement shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

         (c) All the outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in Section 5 of the Shareholders Agreement dated as of April 2, 1996, as amended on June 20, 1997 and November 5, 1997, among TIGI and the other shareholders party thereto (the "Shareholders Agreement") and Section 5.1 of the Intercompany Agreement dated as of April 2, 1996 between Travelers Group and the Company (the "Intercompany Agreement"); and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

         (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure or failures (individually or in the aggregate) so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

         (e) There are no legal or governmental proceedings (including, without limitation, actions or proceedings by any insurance regulatory agency or body) pending or, to the

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knowledge of the Company, threatened, against the Company or any of the
Company's "significant subsidiaries," as determined in accordance with Regulation S-X under the Act (such "significant subsidiaries" being hereinafter referred to collectively as the "Subsidiaries" and individually as a "Subsidiary"), or to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

         (f) The Company is not (i) in violation of its certificate of incorporation or bylaws, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or
(iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iv) in default in the performance or any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default would not, net of reinsurance, reserves and taxes, have a material adverse effect (individually or in the aggregate) on the condition (financial or other), business, properties, net worth or results of operation of the Company and its subsidiaries taken as a whole.

         (g) Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body (including any insurance regulatory body), administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), except where the failure to obtain such consent, approval, authorization or other order or make such registration or filing would not have (individually or in the aggregate) a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree of any government, government instrumentality (including, without limitation, any insurance regulatory agency or body) or court, domestic or foreign, applicable to the Company or any of the Subsidiaries or any of their respective properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clauses (iii), (iv) and (v) of this paragraph (i), any such conflict, breach or default, violation or any such lien or encumbrance that would not (individually or in the aggregate) have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

         (h) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

         (i) The consolidated financial statements, together with related schedules and notes, included and/or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act. Such statements present fairly the consolidated financial position of the Company and its subsidiaries and the combined financial position of Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company and their subsidiaries, in each case at the respective dates indicated, and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods. The other financial and statistical information relating to the Company and its subsidiaries and Travelers Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries and data included and/or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), historical and pro forma, that are identified as being prepared in accordance with generally accepted accounting principles, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries or Travelers Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries, as the case may be. No pro forma financial statements prepared in accordance with Article 11 of Regulation S-X under the Act are required to be included or incorporated by reference in the Registration Statement or Prospectus.

         (j) The statutory financial statements of the Company's insurance subsidiaries from which certain ratios and other statistical data included and/or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been derived, have been prepared for each relevant period in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance departments of the states of domicile of such subsidiaries, in effect at such time of preparation, except as otherwise stated therein.

         (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement hereof may be limited by
(x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws.

         (l) Except as disclosed in the Registration Statement and the Prospectus (and any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (and any amendment or supplement thereto), (i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business (including any material addition, or any development involving a prospective

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material addition, to the Company's consolidated reserve for insurance claims and claims expense, other than as contemplated by the Registration Statement or the Prospectus), that is material to the Company and its subsidiaries taken as a whole, (ii) there has not been any change in the capital stock of the Company nor any material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operation of the Company and its subsidiaries taken as a whole.

         (m) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

         (n) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with statutory accounting principles, and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (o) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filling of the registration statement or the consummation of the transactions contemplated by this Agreement, other than any such rights that have been complied with or waived in writing.

         (p) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (q) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading

         8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and to the Company that:

         (a) Such Selling Stockholder has, and on the Closing Date will have, valid and unencumbered title to the Shares to be delivered by such Selling Stockholder on the Closing Date and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder on the Closing Date hereunder; and upon the delivery of any payment for the Shares on the Closing Date, and assuming the several Underwriters take delivery of such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as in effect in the
                                          10

State of New York (the "UCC"), the several Underwriters will acquire valid and unencumbered title to such Shares to be delivered by such Selling Stockholder on the Closing Date.

         (b) Such Selling Stockholder has reviewed the information relating to such Selling Stockholder contained in the Registration Statement and the Prospectus and the information relating to such Selling Stockholder in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact relating to such Selling Stockholder or omit to state any fact required to be stated therein or necessary to make the statements therein relating to such Selling Stockholder not misleading in any material respect.

         (c) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained and made under the Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (d) Neither the execution, delivery and performance of this Agreement by such Selling Stockholder nor the consummation of the transactions herein contemplated by such Selling Stockholder will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (C) the certificate or articles of incorporation or bylaws or other organizational documents of such Selling Stockholder.

         (e) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and except as enforcement hereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense arises from the sale of the Shares by such Underwriter to any person if it shall be established that a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense; PROVIDED that the Company delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based on information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (b) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if it shall be established that a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense; PROVIDED that the Company delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Selling Stockholders may otherwise have.

         (c) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties") and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for
(i) the reasonable fees and expenses of only one separate firm of attorneys
(in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interest with you or among themselves, which firm shall be designated in writing by the Representatives and (ii) the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Selling Stockholders and controlling persons not having actual or potential differing interest among themselves, which firm shall be designated in writing by the Selling Stockholders selling a majority of the Shares, and that all such fees and expenses shall be reimbursed as they are incurred.
The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign the Registration Statement, each Selling Stockholder and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnities from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of the Company's directors, any such officer or any Selling Stockholder, or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by paragraph (c) above (except that if the Company or any Selling Stockholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the Company's directors, any such officer, any Selling Stockholder, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
(c) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (b) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Shares, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statement or omission that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; PROVIDED that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule II hereto (or such numbers of Shares increased as set forth in Section 12 hereof) and not joint.

         (g) Notwithstanding any other provision of this Section 9, the total liability of any Selling Stockholder for indemnification or contribution under this Section 9 shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 2 hereof.

         (h) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent relating to any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of any indemnified party.

         (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Company's directors or officers, or any Selling Stockholder or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Company's directors or officers, any Selling Stockholder, or any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 9. The indemnity and contribution agreements contained in this Section 9 shall be in addition to any rights and obligations of the Company and the Selling Stockholders under the Shareholders Agreement.

         10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto (or an Additional Registration Statement) to be declared or to become effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or Additional Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or its subsidiaries taken as a whole from what was set forth in the Prospectus, which, in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

         (c)  You shall have received on the Closing Date, an opinion of James
M. Michener, Esq., General Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, and otherwise in form and substance satisfactory to you, covering the matters referred to in Exhibit A hereto.

         (d) You shall have received on the Closing Date, an opinion of counsel to each of the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, and otherwise in form and substance satisfactory to you, covering the matters referred to in Exhibit B hereto.

         (e) You shall have received on the Closing Date an opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Registration Statement, the Prospectus and such other related matters as you may reasonably require.

         (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and the Selling Stockholders and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

         (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company from that set forth as contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), (iii) there shall not have been (A) any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole or (B) any material addition, or any development involving a prospective material addition, to, other than as contemplated by the Registration Statement or the Prospectus, the Company's consolidated reserve for insurance claims and claims expense; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and
(v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer or vice chairman and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
Section 10(g) and in Section 10(h) hereof.

         (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (i) All the representations and warranties of each of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate from each Selling Stockholder, dated the Closing Date and signed by or on behalf of such Selling Stockholder, to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

         (j) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

         (k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the financial strength or claims paying ability of any intracompany insurance pool to which any Subsidiary belongs by any of Moody's Investor Services, Inc., Standard & Poor's Ratings Group or A.M. Best & Co. and (ii) no such organization shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of the claims paying ability of any such insurance pool, the effect of which, in any such case described in clause (i) or (ii), would in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

         (m) The "lockup" agreements between you and TIGI and certain executive officers and directors of the Company and each of the Selling Stockholders relating to sales of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, previously delivered to you, shall be in full force and effect on the Closing Date.

         (n) The Company shall have consented in writing to the sale of the Additional Shares by the Selling Stockholders, and the Selling Stockholders shall have consented in writing to the terms of the waiver permitting such sale, and you shall have been furnished with a copy of such consents.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company or by or on behalf of any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed to be a representation and warranty by the Company or such Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) and (i) and (k) shall be dated the Option Closing Date and the opinions called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of Additional Shares.

         11. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectus and the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, the Prepricing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of Blue Sky Memoranda and such registration and qualification);
(vi) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company management in connection with presentations to prospective purchasers of the Shares; and
(viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Additional Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you and the Selling Stockholders, by the Selling Stockholders by notifying you and the Company or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of the Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholders, by notice to the Company and the Selling Stockholders, if prior to the Closing Date,
(i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Connecticut shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders (each such Selling Stockholder, a "Defaulting Stockholder"), as the case may be, to comply with the terms or fulfill any of the conditions of this Agreement, the Company or such Defaulting Stockholders, as the case may be, agree to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith; PROVIDED that each such Defaulting Stockholder will pay the amount of expenses which bears the same proportion as the number of Shares to be sold by such Defaulting Stockholder bears to the aggregate number of Shares to be sold by all such Defaulting Stockholders.

         14. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, second, sixth, seventh, tenth and eleventh paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in
Section 7(b) and 9 hereof.

         15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at One Tower Square, Hartford, Connecticut 06183, Attention: Jay
S. Fishman, Vice Chairman, with copies to: James M. Michener, Esq., General Counsel, and Stephanie B. Mudick, Deputy General Counsel of Travelers Group;
(ii) if to the Selling Stockholders, at the offices of (A) Aetna Services, Inc., Law & Regulation Affairs RC4A, 151 Farmington Avenue, Hartford, Connecticut 06156-3124, Attention: Chris Todoroff; (B) J.P. Morgan Capital Corporation, 60 Wall Street, New York, New York 10260, Attention: Ed Colloton; (C) The Trident Partnership, L.P., Victoria Hall, 11 Victoria Street, Hamilton, Bermuda HM11, Attention: Martine Purssell; (D) Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755, Attention: Michael Paquette; (E) Sixty Wall Street Fund, L.P., 60 Wall Street, New York, New York 10260, Attention: Ed Colloton; with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard J. Sandler, Esq. or (iii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to General Counsel, Investment Banking Division and to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, Esq.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Company's directors and officers, the Selling Stockholders and the controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16   APPLICABLE LAW; COUNTERPARTS.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                  Very truly yours,

                                  TRAVELERS PROPERTY CASUALTY CORP.


                                  By: _____________________________________
                                      Name:
                                      Title:

                                  AETNA SERVICES, INC.


                                  By: _____________________________________
                                      Name:
                                      Title:

                                  J.P. MORGAN CAPITAL CORPORATION


                                  By: _____________________________________
                                      Name:
                                      Title:

                                  THE TRIDENT PARTNERSHIP, L.P.


                                  By: _____________________________________
                                      Name:
                                      Title:

                                  FUND AMERICAN ENTERPRISES
                                    HOLDINGS, INC.


                                  By: _____________________________________
                                      Name:
                                      Title:

                                  SIXTY WALL STREET FUND, L.P.


                                  By: _____________________________________
                                      Name:
                                      Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.

As Representatives of the Several Underwriters

By SMITH BARNEY INC.


By: _____________________________
      Managing Director


By J.P. MORGAN SECURITIES INC.


By: _____________________________
      Managing Director

                                      SCHEDULE I

                                 SELLING STOCKHOLDERS


                                                            Maximum Number of
Legal Name of Entity               Number of Firm Shares    Additional Shares
--------------------               ---------------------    -----------------

Aetna Services, Inc . . . . . . . . . .   5,028,650                 380,953
J.P. Morgan Capital Corporation . . . .   4,973,473                 376,772
The Trident Partnership, L.P. . . . . .   1,885,744                 142,857
Fund American Enterprises
 Holdings, Inc. . . . . . . . . . . . .   1,257,163                  95,238
Sixty Wall Street Fund, L.P.. . . . . .      55,177                   4,180
                                         ----------               ---------


Total                                    13,200,207               1,000,000
                                         ==========               =========

                                     SCHEDULE II

                          TRAVELERS PROPERTY CASUALTY CORP.

                                                                    Number of
Underwriter                                                        Firm Shares
-----------                                                       -------------

Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . .

J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . .

Credit Suisse First Boston Corporation. . . . . . . . . . . . . .

Donaldson, Lufkin & Jenrette
 Securities Corporation . . . . . . . . . . . . . . . . . . . . .

Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . .

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . .

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated. . . . . . . . . . . . . . . . . . . . . . .

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . .
                                                                    ----------
  TOTAL                                                             13,200,207
                                                                    ==========

                                      EXHIBIT A

          1. The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure or failures (individually or in the aggregate) so to register or qualify does or do not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          2. Each of the Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus; and all the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly, free and clear of any lien, adverse claim, security interest or other encumbrance.

          3. Each of the Subsidiaries has full corporate power and authority, and the Company and each of the Subsidiaries has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states where it conducts business) (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus.

          4. Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents, or to the best knowledge of such counsel, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or to which any of them or any of their respective properties may be bound other than any such violation or default that would not, net of reinsurance, reserves and taxes, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          5. Neither the execution, delivery or performance of the Underwriting Agreement by the Company, nor the consummation by the Company of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles or incorporation or by-laws of the Company or any of the Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, (i) any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound or (ii) any material agreement, indenture, lease or other instrument to which any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, in each case that is an exhibit to the Registration Statement or any Incorporated Document or that is known to such counsel, (C) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, or (D) violate or will violate any statute, law, regulation, filing, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree of any government, governmental instrumentality (including, without limitation, any insurance regulatory agency or body), or court, domestic or foreign, known to such counsel, applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (B), (C) and (D) of this paragraph (6), any such conflict, breach or default or any such lien or encumbrance that would not (individually or in the aggregate) have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          6. No consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official (except such as has been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) is required on the part of the Company for the execution, delivery or performance of the Underwriting Agreement, except, in each case, where the failure to obtain such consent, approval, authorization or other order to make such registration or filing would not have (individually or in the aggregate) a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          7. Each of the Subsidiaries is duly organized and licensed as an insurance company in the state of its incorporation and is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          8. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there is no commitment, plan or arrangement to issue any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          9. Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

          10. The Company has corporate power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          11. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

          12. The Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical information included therein, as to which no opinion need be expressed), at the time they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act.

          13. The Registration Statement was declared effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been communicated by the Commission to the Company as being contemplated by it under the Act. The Registration Statement, as of its effective date, and the Prospectus, as of its date and as of the Closing Date, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except as to the financial statements or other data of a financial or statistical nature, as to which no opinion need be expressed); such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to the financial statements or other data of a financial or statistical nature, as to which no opinion need be expressed). The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document which are not described and filed as required; except that such counsel need not express any opinion as to the financial statements or other data of a financial or statistical nature contained in the Registration Statement or the Prospectus. While such counsel need not independently verify nor assume any responsibility for the accuracy, completeness or fairness of the statements, except as expressly referred to in the immediately preceding sentence, contained in the Registration Statement or the Prospectus, the foregoing opinion in the second and third sentences in this paragraph 13 shall be based upon such counsel's review and discussion with members of the Travelers Group Inc. legal staff who participated in the preparation of the Registration Statement and the Prospectus (including any Incorporated Documents) and any amendments and supplements thereto (including any such Incorporated Documents), review and discussion of the contents thereof and the knowledge such counsel has gained in such counsel's capacity as Senior Vice President, General Counsel and Secretary to the Company, but without any independent check or verification on such counsel's part.

                                      EXHIBIT B


          1. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required on behalf of any Selling Stockholder for the consummation of the transactions contemplated by the Underwriting Agreement or in connection with the sale of the Shares, except (A) such as have been obtained and made under the Act and (B) such as may be required under state securities laws.

          2. Each Selling Stockholder has the full legal right, power and authority to sell, assign, transfer and deliver the Shares on the Closing Date as provided in the Underwriting Agreement; and, upon delivery of such Shares and payment therefor as contemplated by the Underwriting Agreement and assuming the several Underwriters purchased such Shares in good faith and without notice of an adverse claim within the meaning of the UCC, the several Underwriters will acquire good and marketable title to the Shares, free and clear of any adverse claim.

          3. To the knowledge of such counsel, neither the execution, delivery and performance of the Underwriting Agreement, the transactions contemplated therein or the sale of the Shares by the Selling Stockholders will result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the charter, by-laws or other organizational documents of any Selling Stockholder; (B) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Selling Stockholder or any subsidiary of any Selling Stockholder or any of their properties or (C) any agreement, indenture, mortgage or other instrument material to any Selling Stockholder.

          4. The Underwriting Agreement has been duly authorized, executed and delivered by each Selling Stockholder and constitutes the legal, valid and binding agreement of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy, and except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.